UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2017

INC RESEARCH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Beechleaf Court, Suite 600 Raleigh, North Carolina	27604-1547
(Address of principal executive offices)	(Zip Code)

(919) 876-9300

Registrant’s telephone number,including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 10, 2017, INC Research Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Double Eagle Parent, Inc., a Delaware corporation (“inVentiv”), the indirect parent company of inVentiv Group Holdings, Inc., pursuant to which inVentiv will merge with and into the Company (the “Merger”), with the Company surviving the Merger.

Subject to the terms and conditions of the Merger Agreement, the aggregate merger consideration (the “Aggregate Merger Consideration”) to be paid in respect of all outstanding shares of inVentiv’s common stock, par value $0.0001 per share (each an “inVentiv Share”), inVentiv options and inVentiv restricted stock units shall be 49,989,839 shares of the Company’s Common Stock, par value $0.01 per share (each, a share of “Company Common Stock”).

In accordance with the terms of the applicable award agreement, the Merger Agreement provides that each vested inVentiv stock option will be converted into an economically equivalent option for Company Common Stock on the same terms as before such conversion and each vested inVentiv restricted stock unit will be cancelled for Company Common Stock on the same basis as an inVentiv Share. Each inVentiv stock option and restricted stock unit that does not vest as of the Effective Time (as defined in the Merger Agreement) will be forfeited and cancelled for no consideration.

The Merger Agreement contains customary representations and warranties of the Company and inVentiv relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company and inVentiv, including covenants relating to conducting their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without the other party’s consent. The Merger Agreement also contains covenants not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative transactions and, subject to certain exceptions, to recommend that the respective party’s stockholders adopt the Merger Agreement and, in the case of the Company, approve the necessary issuance of shares to pay the Aggregate Merger Consideration.

Prior to the adoption of the Merger Agreement by the Company’s stockholders, the board of directors of the Company (the “Board”) may withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders adopt the Merger Agreement in connection with a Superior Proposal or an Intervening Event (in each case, as defined in the Merger Agreement), if the Board determines that the failure to make such change in recommendation would be inconsistent with its fiduciary duties, or terminate the Merger Agreement to enter into an alternative acquisition agreement providing for a Superior Proposal, in each case, subject to complying with certain notice and other specified conditions, including giving inVentiv the opportunity to propose revisions to the terms of the transaction contemplated by the Merger Agreement during a match right period, and the payment of a termination fee prior to or concurrently with such termination.

Consummation of the Merger is subject to various conditions, including, among others, customary conditions relating to the adoption of the Merger Agreement by the requisite vote of the Company’s and inVentiv’s respective stockholders; expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; certain foreign regulatory approvals; and that for U.S. federal income tax purposes, the Merger will not fail to qualify for treatment as a “reorganization” under Section 368 of the Code as a result of any change to or interpretation of U.S. federal income Tax Law (as defined in the Merger Agreement), in each case as of the date of the Merger Agreement. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement.

The Merger Agreement contains termination rights for each of the Company and inVentiv, including, among others, if the closing of the Merger does not occur on or before November 10, 2017, subject to extension until February 12, 2018 in certain circumstances (the “Termination Date”). Upon termination of the Merger Agreement under specified circumstances, including (1) a termination by the Company to enter into an agreement for an alternative transaction in connection with a superior proposal that did not result from a breach of the non-solicitation provisions and with respect to which the Board concludes that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties, or (2) termination by inVentiv following a change of recommendation by the Board that does not relate to an Intervening Event, the Company would be required to pay inVentiv a termination fee of $82.1 million. The Company would be required to pay inVentiv a termination fee of $70.7 million if inVentiv terminates the Merger Agreement following a change of recommendation by the Board that relates to an Intervening Event. In addition, if the Merger Agreement is terminated by either party for failure of the Closing to occur by the Termination Date, by either party for failure to obtain the approval of the Company’s stockholders, or by inVentiv for certain material breaches by the Company of its representations and covenants under the Merger Agreement, and in each case a competing acquisition proposal has previously been made but not withdrawn, and within 12 months following such termination, the Company enters into an agreement for, or consummates, an alternative change of control transaction that is later consummated, then the Company shall pay inVentiv a termination fee of $82.1 million (which fee is payable upon consummation of the alternative transaction).

The foregoing summary of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Voting Agreements

On May 10, 2017, concurrently with the execution of the Merger Agreement, the Company and inVentiv entered into voting agreements (each, a “Voting Agreement”) with certain investment funds affiliated with Thomas H. Lee Partners, L.P. (the “THL Stockholder”) and certain investment funds affiliated with Advent International Corporation (the “Advent Stockholder” and each of the THL Stockholder and the Advent Stockholder, a “Stockholder” and collectively, the “Stockholders”) pursuant to each of which, among other things and subject to the terms and conditions therein, the Stockholders have agreed to act by written consent to vote all of the inVentiv Shares beneficially owned by them (the “Covered Shares”) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, including the Merger, and to not vote in favor of any alternative acquisition proposal or other action or agreement that would reasonably be expected to materially impede, interfere with or delay the consummation of the Merger.

The Voting Agreements also generally prohibit the Stockholders from transferring the Covered Shares. The Voting Agreements terminate upon the earliest of (i) the termination of the Merger Agreement, (ii) the time the Merger becomes effective or (iii) the date of any modification or amendment to the Merger Agreement, as in effect on the date of the applicable Voting Agreement, in a manner that reduces the amount and/or form of consideration payable thereunder to the Stockholder or otherwise adversely affects the Stockholder in any material respect without the prior written approval of the Stockholder.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the actual Voting Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Stockholders’ Agreements

On May 10, 2017, concurrently with the execution of the Merger Agreement, the Company entered into a stockholders’ agreement with the THL Stockholder (the “THL Stockholders Agreement”) and a stockholders’ agreement with the Advent Stockholder (the “Advent Stockholders Agreement” and together with the THL Stockholders Agreement, the “Stockholders Agreements”).

The Stockholders Agreements provide that following the effective time of the Merger, the Board will be comprised of ten directors, provided, that from and after the second annual meeting of the stockholders of the Company following the closing date of the Merger (the “Second Annual Meeting”), the Board will be comprised of nine directors. On the closing date of the Merger, the Board will consist of: (i) Michael Bell, (ii) Alistair Macdonald, (iii) four incumbent directors of the Company (other than Mr. Macdonald) selected by the Board prior to the closing of the Merger, (iv) two directors nominated by the THL Stockholder, which directors shall be Todd Abbrecht and Joshua Nelson (the “THL Nominees”) and (v) two directors nominated by the Advent Stockholder, which directors shall be Tom Allen and John Maldonado (the “Advent Nominees” and together with the Advent Nominees, the “Investor Nominees”).

Pursuant to both of the Stockholders Agreements, if the applicable Stockholder and its affiliates beneficially own at least 16.5% of the then outstanding shares of Company Common Stock, then the Stockholder may designate two Investor Nominees. From and after the time the Stockholder and its affiliates beneficially own at least 5% but less than 16.5% of the then outstanding shares of Company Common Stock, then the Stockholder may designate one Investor Nominee. After the applicable Stockholder and its affiliates beneficially own less than 5% of the then outstanding shares of Company Common Stock, then such Stockholder will no longer have the right to designate any Investor Nominees.

The Stockholders Agreements also provide the applicable Stockholder with the right, subject to certain limitations, to designate its Investor Nominees that have been elected to the Board to serve as members of certain committees of the Board as set forth in the Stockholders Agreement.

The Stockholders’ Agreements also provide, among other things, that:

•	until the Second Annual Meeting, Michael Bell will serve as the Executive Chairperson of the Board, and thereafter the size of the Board will be reduced to nine directors;

•	the Lead Independent Director will be an independent director approved by the Non-Affiliated Directors (as defined below) by majority vote, and from and after the Second Annual Meeting, the Board will have the right to determine by majority vote whether to have a Lead Independent Director, and if so, such Lead Independent Director will be selected by a majority vote of the Board; and

•	the Chief Executive Officer of the Company will be Alistair Macdonald.

“Non-Affiliated Directors” means the directors other than (i) the Investor Nominees, (ii) the CEO and (iii) the Chairperson of the Board prior to the Second Annual Meeting.

The Stockholders are also subject to certain standstill and transfer restrictions and are entitled to customary pre-emptive and registration rights.

Each Stockholders Agreement will terminate upon the earlier of (i) the applicable Stockholder and its affiliates ceasing to beneficially own at least 5% of the outstanding shares of Company Common Stock and (ii) the mutual written agreement of the applicable Stockholder and the Company.

The foregoing description of the THL Stockholders Agreement and Advent Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the actual THL Stockholders Agreement and Advent Stockholders Agreement, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Letter Agreement

In connection with the transaction, the Company has entered into a letter agreement with Michael A. Bell, which provides that, upon the closing, Mr. Bell will become Executive Chairman of the Company and of the Board. Mr. Bell will continue to have the same salary and bonus opportunity as provided under his current employment agreement with inVentiv and will be entitled to receive certain annual long-term incentive awards. The foregoing description is qualified in its entirety by reference to the letter agreement, attached hereto as Exhibit 10.5.

The Merger Agreement, the Voting Agreements, the Stockholders Agreements and the letter agreement have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, inVentiv or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement, the Voting Agreements, the Stockholders Agreements and the letter agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the respective parties to such agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement, the Voting Agreements, Stockholders Agreements and the letter agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, the Voting Agreements, the Stockholders Agreements and the letter agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Debt Financing

In connection with the entry into the Merger Agreement, inVentiv Group Holdings, Inc. entered into a debt financing commitment letter (the “Debt Commitment Letter”) with Credit Suisse Securities (USA) LLC and Credit Suisse AG (the “Commitment Parties”) pursuant to which the Commitment Parties have agreed to arrange and provide inVentiv Group Holdings, Inc. with a senior secured incremental term loan in an aggregate principal amount of $550 million, on the terms and subject to the conditions set forth in the Debt Commitment Letter, the proceeds of which will be applied to refinance the Company’s outstanding credit agreement and pay fees and expenses in connection with the Merger and the related transactions. In addition, the Company and inVentiv have agreed to use commercially reasonable efforts to obtain debt financing in the form of a senior secured term loan facility in an aggregate principal amount of approximately $2.6 billion and a senior secured cash flow revolver of approximately $500 million in lieu of the financing provided in the Debt Commitment Letter in order to, among other things, refinance the Company’s outstanding credit agreement and to prepay certain indebtedness of inVentiv, including all amounts outstanding under inVentiv’s credit agreements. On May 10, 2017, the Company and inVentiv entered into an engagement letter with Credit Suisse Securities (USA) LLC to arrange such debt financing on a best efforts basis.

Item 2.02	Results of Operations and Financial Condition

On May 10, 2017, the Company issued a press release announcing its financial results for the three months ended March 31, 2017. The full text of the press release was posted on the Company’s internet website and is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated into, Item 2.02, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 3.02	Unregistered Sales of Equity Securities

As described in Item 1.01 above, subject to the terms and conditions set forth in the Merger Agreement, at the closing, the Company will issue 49,989,839 shares of Company Common Stock in the Merger.

The share issuance is made in reliance on an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D promulgated under the Securities Act since the share issuance does not involve any public offering. The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

Item 7.01	Regulation FD Disclosure.

On May 10, 2017, the Company and inVentiv jointly issued a press release announcing they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

On May 10, 2017, the Company held an investor call relating to the transactions contemplated by the Merger Agreement. The Company made available on the investor relations section of its website an investor presentation for reference during such call. A copy of the investor presentation is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.2 and 99.3, is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 10, 2017, between INC Research Holdings, Inc. and Double Eagle Parent, Inc.

10.1	Voting Agreement, dated May 10, 2017, between INC Research Holdings, Inc., Double Eagle Parent, Inc. and Thomas H. Lee Partners, L.P.

10.2	Voting Agreement, dated May 10, 2017, between INC Research Holdings, Inc., Double Eagle Parent, Inc. and Advent International Corporation.

10.3	Stockholders’ Agreement, dated May 10, 2017, by and among INC Research Holdings, Inc. and the stockholders party thereto.

10.4	Stockholders’ Agreement, dated May 10, 2017, by and among INC Research Holdings, Inc. and the stockholders party thereto.

10.5	Letter Agreement, dated May 10, 2017, by and among INC Research Holdings, Inc., inVentiv Health, Inc. and Michael A. Bell.

99.1	Press release, dated May 10, 2017, issued by INC Research Holdings, Inc.

99.2	Press release, dated May 10, 2017, issued by INC Research Holdings, Inc. and inVentiv Health, Inc.

99.3	Investor presentation, dated May 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INC RESEARCH HOLDINGS, INC.

By	/s/ Chris Gaenzle
Name:	Chris Gaenzle
Title:	Chief Administrative Officer and
General Counsel

Date: May 10, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 10, 2017, between INC Research Holdings, Inc. and Double Eagle Parent, Inc.

10.1	Voting Agreement, dated May 10, 2017, between INC Research Holdings, Inc., Double Eagle Parent, Inc. and Thomas H. Lee Partners, L.P.

10.2	Voting Agreement, dated May 10, 2017, between INC Research Holdings, Inc., Double Eagle Parent, Inc. and Advent International Corporation.

10.3	Stockholders’ Agreement, dated May 10, 2017, by and among INC Research Holdings, Inc. and the stockholders party thereto.

10.4	Stockholders’ Agreement, dated May 10, 2017, by and among INC Research Holdings, Inc. and the stockholders party thereto.

10.5	Letter Agreement, dated May 10, 2017, by and among INC Research Holdings, Inc., inVentiv Health, Inc. and Michael A. Bell.

99.1	Press release, dated May 10, 2017, issued by INC Research Holdings, Inc.

99.2	Press release, dated May 10, 2017, issued by INC Research Holdings, Inc. and inVentiv Health, Inc.

99.3	Investor presentation, dated May 10, 2017.